EXHIBIT 21.1

                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2000

                                                       Organized    Percentages
                                                         Under       of Voting
                                                       Laws of:        Power
                                                       ---------    -----------

The Coca-Cola Company                                  Delaware
  Subsidiaries:

  Barq's, Inc.                                         Mississippi       100
  Bottling Investments Corporation                     Delaware          100
     ACCBC Holding Company                             Georgia           100
  Caribbean Refrescos, Inc.                            Delaware          100
     CRI Financial Corporation, Inc.                   Delaware          100
        F&N CC Private Limited                         Singapore         100
  Coca-Cola Oasis, Inc.                                Delaware          100
     Caribbean International Sales Corporation, Inc.   Nevada            100
     Carolina Coca-Cola Bottling Investments, Inc.     Delaware          100
  Coca-Cola Financial Corporation                      Delaware          100
  Coca-Cola Interamerican Corporation                  Delaware          100
    Companhia Mineira de Refrescos, S.A.               Brazil            100
    Montevideo Refrescos, S.A.                         Uruguay            64.59
    Paraguay Refrescos, S.A.                           Paraguay           57.97
  Coca-Cola Refreshment Products Co. Ltd.              Japan             100
  Coca-Cola South Asia Holdings, Inc.                  Delaware          100
    Coca-Cola (China) Investment Ltd.                  China             100
      Coca-Cola (China)Beverages Limited               China             100
    Coca-Cola Beverages Vietnam                        Vietnam            77.70
    Coca-Cola India Limited                            India             100
    Coca-Cola (Thailand) Limited                       Thailand          100
  Coca-Cola Tea Products Co. Ltd.                      Japan             100
  CTI Holdings, Inc.                                   Delaware          100
     55th & 5th Avenue Corporation                     New York          100
  The Coca-Cola Export Corporation                     Delaware          100
     Atlantic Industries                               Cayman Islands    100
        Coca-Cola Holdings (Middle East and
             North Africa) E.C.                        Bahrain           100
        FV Corporation                                 Japan             100
        Schweppes Namibia (Prop) Ltd.                  Namibia           100
     Barlan, Inc.                                      Delaware          100
        Soft Drinks Holding S.N.C.                     France            100
        Varoise de Concentres S.A.                     France            100
           Coca-Cola G.m.b.H.                          Germany           100
           Hindustan Coca-Cola Holding Pvt. Ltd.       India             100
              Hindustan Coca-Cola Beverages Pvt. Ltd.  India             100
           S.A. Coca-Cola Financial Services N.V.      Belgium            99.20
     Beverage Products, Ltd.                           Delaware          100
     Coca-Cola Africa Limited                          Kenya             100
     Coca-Cola Beverages of Estonia, Ltd.              Estonia           100
     Coca-Cola Canners of Southern Africa (Pty)
           Limited                                     South Africa       51.55
     Coca-Cola China Limited                           Hong Kong         100
     Coca-Cola de Argentina S.A.                       Argentina         100
     Coca-Cola de Chile S.A.                           Chile             100
     Coca-Cola de Colombia, S.A.                       Colombia          100

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                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2000

continued from page 1
---------------------
                                                       Organized    Percentages
                                                         Under       of Voting
                                                       Laws of:        Power
                                                       ---------    -----------

     Coca-Cola Ges.m.b.H.                              Austria           100
     Coca-Cola Industrias Ltda.                        Brazil            100
        CCSI-Industria de Refrigerantes Ltda.          Brazil             99.94
        Recofarma Industria do Amazonas Ltda.          Brazil            100
        Refrigerantes Minas Gerais, Ltda.              Brazil            100
     Coca-Cola Ltd.                                    Canada            100
        The Minute Maid Company Canada Inc.            Canada            100
     Coca-Cola (Japan) Company, Limited                Japan             100
     Coca-Cola Korea Company, Limited                  Korea             100
     Coca-Cola Nigeria Limited                         Nigeria           100
     Coca-Cola Holdings West Japan, Inc.               Delaware          100
     Coca-Cola Overseas Parent Limited                 Delaware          100
        Coca-Cola Holdings (Overseas) Limited          Delaware &
                                                        Australia        100
     Coca-Cola Southern Africa (Pty) Limited           South Africa      100
     Conco Limited                                     Cayman Islands    100
     International Beverages                           Ireland           100
     Minute Maid SA                                    Switzerland       100
     Refreshment Product Services, Inc.                Delaware          100
        Beverage Brands, S.A.                          Peru               50
           Corporacion Inca Kola                       Peru               50
        Coca-Cola Holdings (Nederland) B.V.            Netherlands       100
        Coca-Cola Holdings (United Kingdom) Limited    England and
                                                        Wales            100
           Beverage Services Ltd.                      England and
                                                        Wales            100
        Coca-Cola Italia SRL                           Italy             100
        Coca-Cola Hungary Services, Ltd.               Hungary            90
        Soft Drink Services Co.                        Delaware          100
        Coca-Cola Mesrubat Pazarlama ve
           Danismanlik Hizmetleri A.S.                 Turkey            100
        Coca-Cola Norge A/S                            Norway            100
        Coca-Cola South Pacific Pty. Limited           Australia         100
     Refrescos Envasados S.A.                          Spain             100
        Compania de Servicios de Bebidas
           Refrescantes SLR                            Spain              99.99
     The Inmex Corporation                             Florida           100
        Servicios Integrados de Administracion
           y Alta Gerencia, S.A. de C.V.               Mexico            100
     Star Bottling Limited                             Cyprus            100
        Coca-Cola Central Eurasia Bottlers LLC         Russia            100
        Coca-Cola St. Petersburg Management            Russia            100
        Star Bottling Limited                          United Kingdom    100
        Star Services                                  Russia            100
     SA Coca-Cola Services NV                          Belgium           100

Other subsidiaries whose combined size is not significant:
      8 domestic wholly owned subsidiaries consolidated
    106 foreign wholly owned subsidiaries consolidated
     10 foreign majority-owned subsidiaries consolidated


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